UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 23, 2026

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“ION	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 7.01
Regulation FD Disclosure.
On September 23, 2026, Ionis Pharmaceuticals, Inc. (“Ionis”) issued a press release announcing that Ionis and its partner, Roche Holding Ltd. (“Roche”), reported positive prespecified interim results from the ongoing Phase 3 IMAgINATION study evaluating investigational sefaxersen in adults with primary IgA nephropathy (“IgAN”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 8.01
Other Events.
On September 23, 2026, Ionis and its partner, Roche, announced positive prespecified interim results from the ongoing Phase 3 IMAgINATION study evaluating investigational sefaxersen in adults with IgAN. The study met its primary endpoint with sefaxersen achieving statistically significant and clinically meaningful improvements in proteinuria reduction, compared to placebo at 37 weeks, as measured by 24-hour urine protein-to-creatinine ratio (“UPCR”). Proteinuria is a key indicator of kidney damage, and a reduction in UPCR is strongly associated with the preservation of long-term kidney function. Sefaxersen is a once-monthly subcutaneous injection designed to enable self-administration for people with IgAN. The safety and tolerability profile of sefaxersen was consistent with previously reported data, with no new safety signals identified.
The IMAgINATION study will continue as a blinded study to evaluate the change in kidney function over two years, as measured by estimated glomerular filtration rate at week 105. Interim analysis data will be presented at an upcoming medical congress and shared with health authorities, with the goal of bringing this treatment to patients as soon as possible.

IgAN, also known as Berger’s disease, is a chronic and progressive autoimmune kidney disease that leads to end-stage kidney disease in up to 50% of patients within 20 years after diagnosis. Typically diagnosed before the age of 40 years, it affects at least 25 adults per million worldwide each year.

Roche licensed sefaxersen from Ionis for the treatment of complement-mediated diseases. Under the terms of the agreement, Ionis received an upfront payment, license fee and development milestone payments and is eligible to receive regulatory and sales milestone payments as well as tiered royalties on net sales of sefaxersen.

Forward-Looking Statements

This report includes forward-looking statements regarding Ionis’ business and the therapeutic and commercial potential of sefaxersen, our commercial medicines, additional medicines in development and technologies and our expectations regarding development and regulatory milestones. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ annual report on Form 10-K for the year ended December 31, 2025 and most recent Form 10-Q, which are on file with the Securities and Exchange Commission. Copies of these and other documents are available from the Company. In this report, unless the context requires otherwise, “Ionis,” “Company,” “we,” “our” and “us” all refer to Ionis Pharmaceuticals, Inc. and its subsidiaries.
Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 23, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IONIS PHARMACEUTICALS, INC.

Dated: September 23, 2026	By:	/s/ Patrick R. O’Neil
PATRICK R. O’NEIL
Executive Vice President, Chief Legal Officer and General Counsel